EXHIBIT 10.33

ROYALTY AGREEMENT

This Royalty Agreement (this "Agreement") is entered into effective as of ________, 2016 (the "Effective Date") by and between Caretta Therapeutics, Inc. (the "Company"), and the individuals and or entities listed on the signature page hereto (collectively referred to as the “Subscriber”).

WHEREAS, pursuant to that certain Subscription Agreement dated as of the date hereof, it is contemplated that the Company will pay Subscriber a royalty based on revenues of the Company as set forth herein.

NOW, THEREFORE, the parties agree as follows:

1. Royalty. The Company will pay the Subscribers, in the aggregate, a royalty (the "Royalty" in the percentages set forth on Schedule A annexed hereto) equal to Five (5%) percent of annual net revenues (if any) of the Company as set forth herein. Net revenues is defined as gross revenues of the Company, minus:

(a) all license/royalty fees;

(b) trade, quantity and cash discounts allowed;

(c) discounts, refunds, rebates, chargebacks, retroactive price adjustments, and any other allowances which effectively reduce the net selling price and are appropriately deducted from sales under U.S. Generally Accepted Accounting Principles;

(d) import, export, excise, and sales taxes plus custom duties;

(e) costs of insurance, packing and transportation from the place of manufacture to the customer’s premises;

(f) in the case of products sold in combination with other products not subject to a royalty or compensation hereunder, Net Sales shall be calculated by multiplying Net Sales of the combination product by the fraction A/(A+B) where A is the sales price of the product subject to such royalty when sold separately and B is the total sales prices of the combination product;

(g) cost of marketing and advertising; and

(h) cost of manufacture/production.

2. Term. The Royalty shall commence for the year ended December 31, 2017, and shall continue until the earlier of (i) the payment equal to the “Maximum Royalty Amount” to each Subscriber as set forth on Schedule A, or (ii) the payment of a Royalty (if any) to the Subscribers for the year ended December 31, 2020.

3. Payment Terms and Report. The Company will pay the foregoing Royalty payments to the Subscribers within one hundred five (105) days after the end of each fiscal year. The Company will provide each Subscriber with an annual report that details the calculation of Royalty payments.

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4. Miscellaneous.

4.1 Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally, (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), or (c) one (1) business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

To the Company:

Spotlight Innovation Inc.

6750 Westown Parkway, Suite 200-226

West Des Moines, Iowa 50266

Attention: President

Telephone: (515) 274-9087

If to the Subscriber, to its address and facsimile number set forth at the end of this Agreement, or to such other address and/or facsimile number and/or to the attention of such other person as specified by written notice given to the Company five (5) business days prior to the effectiveness of such change. Written confirmation of receipt (a) given by the recipient of such notice, consent, waiver or other communication, (b) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, or (c) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (a), (b) or (c) above, respectively.

4.2 Entire Agreement; Amendment; Waiver. This Agreement supersedes all other prior oral or written agreements between the Subscriber, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Subscriber makes any representation, warranty, covenant or undertaking with respect to such matters.

4.3 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

4.4 Governing Law; Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Iowa, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Iowa or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Iowa. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Polk County, Iowa for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Agreement or any transaction contemplated hereby.

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4.5 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

4.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Subscriber shall not assign its rights hereunder without the consent of the Company, which consent shall not be unreasonably withheld.

4.7 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

4.8 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.9 Legal Effect. The Subscriber acknowledges that: (a) it has read this Agreement and the exhibits hereto; and (b) it understands the terms and consequences of this Agreement and is fully aware of its legal and binding effect.

4.10 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

4.11 Independent Legal Advice. The parties hereto acknowledge that they have each received independent legal advice with respect to the terms of this Agreement and the transactions contemplated herein or have knowingly and willingly elected not to do so

4.12 Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[Signatures on following page]

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WHEREAS, the parties have entered into this Royalty Agreement as of the date hereof.

CARETTA THERAPEUTICS, INC.

By:_____________________

Name: __________________

Title: ___________________

SUBSCRIBER

By:_____________________

Name: __________________

Title: ___________________

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ANNEX A

Subscriber	Maximum Royalty Amount ($)

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